Exhibit 24.2

                                Power of Attorney

         Each individual whose signature appears below constitutes and appoints Gary A. Johnson and James B. Duffy, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

/s/ Joseph E. Heid                  Director
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Joseph E. Heid
March 14, 2005